EXHIBIT 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT, is made and entered into as of August 11, 2006, between International Rectifier Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) as Rights Agent (“Rights Agent”).

W I T N E S S E T H

WHEREAS, The Company and the Rights Agent have previously entered in a certain Amended and Restated Rights Agreement, dated as of December 15, 1998 (the “Rights Agreement”);

WHEREAS, Section 7(a) of the Rights Agreement provides that the Rights Agreement shall expire as of the tenth anniversary of the Record Date (as defined therein), unless otherwise extended in accordance with its provisions, which expiration date would be August 14, 2006; and

WHEREAS, the Board of Directors of the Company has authorized the Company to extend the Rights Agreement until November 21, 2006 pending further review.

NOW, THEREFORE, the parties agree as follows:

1.    The Expiration Date (as defined in the Rights Agreement) is hereby extended to November 21, 2006.

2.   Except as set forth herein, the Rights Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL RECTIFIER CORPORATION:

By:	/s/ Donald R. Dancer

Title: Secretary

MELLON INVESTOR SERVICES LLC (f/k/a CHASEMELLON SHAREHOLDER SERVICES, L.L.C.):

By:	/s/ Joseph Campbell

Title: Vice President